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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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Grey Wolf, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING AT MEETING
PROPOSAL 1 — ELECTION OF DIRECTORS
Class I Nominees
Class II Directors
Class III Directors
BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION
EXECUTIVE OFFICERS
OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
DISTRIBUTION OF ANNUAL REPORTS TO SHAREHOLDERS
PROCEDURES FOR SUBMITTING SHAREHOLDER PROPOSALS
APPENDIX A

GREY WOLF, INC.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 16, 2006

     Notice is hereby given that the annual meeting of shareholders of Grey Wolf, Inc., a Texas corporation (the “Company”), will be held at the Marriott Houston Westchase, 2900 Briarpark Drive, Houston, Texas 77042 on Tuesday, May 16, 2006, at 9:00 a.m., for the following purposes:
1.	To elect three nominees to Class I of the Board of Directors;

2.	To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.
     The Board of Directors has fixed the close of business on March 30, 2006, as the record date for determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. A list of shareholders will be available commencing May 3, 2006, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.
     Your vote is important. Whether or not you plan to attend the annual meeting in person, we request that you sign, date and return the enclosed proxy card promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

By Order of the Board of Directors,

DAVID W. WEHLMANN,
Secretary

March 31, 2006

GREY WOLF, INC.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042
PROXY STATEMENT
     This proxy statement, the accompanying Notice of Meeting of Shareholders and the enclosed proxy card are first being mailed to the shareholders of Grey Wolf, Inc., a Texas corporation (the “Company”), commencing on or about April 10, 2006. The board of directors of the Company (the “Board of Directors” or the “Board”) is soliciting proxies to be voted at the annual meeting of shareholders to be held at the Marriott Houston Westchase, 2900 Briarpark, Houston, Texas 77042 on Tuesday, May 16, 2006, at 9:00 a.m., Houston, Texas time and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying notice.
     Proxies will be voted in accordance with the directions specified thereon and otherwise in the discretion of the persons designated as proxies on other matters properly brought before the Meeting. Any proxy on which no direction is specified will be voted “FOR” the election of the nominees named herein to Class I of the Board of Directors.
     A shareholder of record may revoke a proxy by:
•	delivering to the Company written notice of revocation;

•	delivering to the Company a signed proxy of a later date; or

•	appearing at the Meeting and voting in person.
     Individuals who hold shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), in a stock brokerage account or by a bank or other holder of record, are considered the beneficial owner of shares held in street name. Beneficial owners of Common Stock may submit new voting instructions by contacting their bank, broker or other holders of record or may obtain a legal proxy from their bank, broker or other holder of record and vote at the Meeting.
     Votes will be tabulated and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.
VOTING AT MEETING
     The Board of Directors selected March 30, 2006 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Meeting. On the Record Date there were 194,454,249 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Meeting. Holders of a majority of the outstanding shares of Common Stock must be present, in person or by proxy, to constitute a quorum for the transaction of business.
     If a quorum is not obtained, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have been revoked).
     The nominees for election as Class I Directors will be elected by the affirmative vote of a plurality of votes cast at the Meeting for the election of directors. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” (“broker non-votes”) will be treated as present for purposes of determining whether a quorum is present, but will have no effect on the election of directors.

PROPOSAL 1 — ELECTION OF DIRECTORS
     The Company’s bylaws, as amended (the “Bylaws”), provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual shareholders’ meeting for the election of directors following the most recent election of directors for that class.
General Information
     The term of office of the Company’s Class I Directors, Frank M. Brown, William T. Donovan and Thomas P. Richards will expire at this year’s meeting. Upon recommendation of the Corporate Governance and Nominating Committee the Board of Directors at its meeting on February 16, 2006 nominated Messrs. Brown, Donovan and Richards for re-election as Class I Directors at the Meeting. If elected, each of Messrs. Brown, Donovan and Richards will hold office until the Company’s annual meeting in 2009 and until their successors are elected and qualified.
     The persons named as proxies in the enclosed proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth below under “Class II Directors” and “Class III Directors” are the names of the other directors of the Company currently in office. Class II Directors will continue to serve until the Company’s annual meeting of shareholders in 2007 and Class III Directors will continue to serve until the Company’s annual meeting of shareholders in 2008. Except for Trevor M. Turbidy, who was appointed to the Board in December 2005 to fill a vacancy created by the retirement of James K.B. Nelson, all directors, or nominees for election, have been elected previously as directors by the shareholders.
The Board of Directors recommends that shareholders vote FOR all nominees to Class I of the Company’s Board of Directors.

     Set forth below is certain information (ages as of March 30, 2006) regarding each nominee for election to Class I of the Board of Directors and each director of the Company.
Class I Nominees

		Director
Name and Biography	Age	Since
     Frank M. Brown has been a director of the Company since May 2000. Since September 2000, Mr. Brown has served as President of Fairweather International, Inc., an Alaska based consulting company. He served as Senior Vice President of ARCO Alaska, Inc. from 1994 until his retirement in 1999. Prior to that, Mr. Brown was President of ARCO Long Beach Company from 1992 to 1994 and served as President of THUMS Long Beach Company (“THUMS”) from 1990 to 1992. For eight years before joining THUMS, he was Operations Manager of ARCO’s Gulf of Mexico and Louisiana region. Mr. Brown was employed for 29 years by ARCO and related companies, all of which were engaged in the exploration and production of oil and gas. He served as Co-Chairman of the Alaska Highway Natural Gas Policy Council from 2001-2002.
	61	2000

     William T. Donovan has been a director of the Company since June 1997. From 1997 to 2005, Mr. Donovan served as President, Chief Executive Officer and a director of Total Logistics, Inc., a Wisconsin corporation, which engaged in various operating and investment activities and as a director of various private industrial companies. Mr. Donovan previously served as President, Chief Financial Officer, and was a director, of Christiana Companies, Inc., prior to its merger with Weatherford International, Inc. in February 1999. From 1980 to 1998, Mr. Donovan was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. Prior to joining Lubar & Co., Mr. Donovan was an officer with Manufacturers Hanover Trust Company from 1976 until 1980, where he specialized in merger and acquisition financing.
	54	1997

     Thomas P. Richards has been a director of the Company since March 1998 and has been Chairman of the Board since November 1998. Mr. Richards joined the Company in September 1996 as President and Chief Executive Officer. Mr. Richards was with Diamond Offshore from September 1990 until September 1996. He started as Senior Vice President of Diamond M Onshore, Inc. (“Diamond M”), a subsidiary of Diamond M Corporation in 1990 and was serving as Senior Vice President of Worldwide Operations when he left Diamond Offshore Drilling, Inc. (“Diamond Offshore”) in 1996. Mr. Richards served as Vice President—Land for Penrod Drilling Corporation (“Penrod”) from January 1989 until September 1990 when Diamond M purchased substantially all of Penrod’s land drilling assets. From February 1974 until December 1988, Mr. Richards owned and served as President and Chief Executive Officer of Richards Drilling Company, a land drilling contractor based in Bay City, Texas. Mr. Richards is a member of the board of directors of the American Petroleum Institute and the International Association of Drilling Contractors (Chairman - 2001).
	62	1998

Class II Directors

		Director
Name and Biography	Age	Since
     Robert E. Rose has been a director of the Company since May 2001. He serves as Chairman of GlobalSantaFe Corporation, an international offshore drilling contractor. Mr. Rose has served in this capacity since November 2001 and served as President, Chief Executive Officer and a director of Global Marine Inc. since May 1998. Prior to that, Mr. Rose was President, Chief Executive Officer and director of Diamond Offshore. He serves on the board of the Department of Energy’s National Petroleum Council. Mr. Rose is a member of the board of directors of the American Bureau of Shipping, the American Petroleum Institute, the National Ocean Industries Association (Chairman — 1998) and the International Association of Drilling Contractors (Chairman - 1994).
	67	2001

     Trevor Turbidy has been a director of the Company since December 2005. Mr. Turbidy currently serves as President and Chief Executive Officer of Trico Marine Services, Inc. (“Trico”), a marine support and transportation company. From August 2003 until August 2005, he served as Vice President and Chief Financial Officer of Trico. From November 2000 until May 2002, Mr. Turbidy served as a Director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, Mr. Turbidy held various positions in the Investment Banking Department of Donaldson, Lufkin & Jenrette.
	38	2005
Class III Directors

		Director
Name and Biography	Age	Since
     Steven A. Webster has been a director of the Company since August 1996. He currently serves as Co-Managing Partner of Avista Capital Holdings, L.P., a private equity firm focused on investments in the energy, media and healthcare sectors. Mr. Webster served as Chairman of Global Energy Partners, an affiliate of the Alternative Capital Division of Credit Suisse First Boston, which makes private equity investments in the energy industry. He serves as a director of: Camden Property Trust, a real estate investment trust; Brigham Exploration Company, an oil and gas exploration company; Hercules Offshore, Inc., a marine oil and gas drilling contractor; Goodrich Petroleum Corporation, an oil and gas production company; Geokinetics, Inc. (“Geokinetics”), a 3-D seismic acquisition and geophysical services provider; and Seacor Holdings, Inc., a provider of marine based energy and other services. Mr. Webster serves as Chairman of: Carrizo Oil & Gas, Inc., an oil and gas exploration company; Crown Resources Corporation, a mining company; Pinnacle Gas Resources, Inc, an oil and gas exploration company; and Basic Energy Services, well service provider. Mr. Webster also serves as a director of other privately-held companies. He was the President and Chief Executive Officer of R&B Falcon Corporation, a marine oil and gas drilling contractor from 1998 until 1999. He was the Chairman of the Board and Chief Executive Officer of Falcon Drilling Company, Inc., a marine oil and gas drilling contractor from 1988 until 1997.
	54	1996

William R. Ziegler has been a director of the Company since August 1996 and is currently Vice Chairman of the Board of Directors. He has been of counsel to the law firm of Satterlee Stephens Burke & Burke LLP since January 2001. Prior to that time he was a partner in that law firm and predecessor firms for over five years. Mr. Ziegler is a director of Geokinetics and Flotek Industries, Inc., an oil services equipment supplier.	63	1996

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION
     The Board of Directors has several standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee and a Corporate Governance and Nominating Committee. The Board of Directors has affirmatively determined that Frank M. Brown, William T. Donovan, Robert E. Rose, Trevor Turbidy and William R. Ziegler are independent, as defined by the applicable rules of the American Stock Exchange (the “AMEX”).
Board and Committee Membership and Meetings
     During 2005, there were eight meetings of the Board of Directors. Each director attended at least 75% or more of the aggregate number of meetings of the Board and each committee on which he served during 2005, except Mr. Ziegler who attended 50% of the Executive Committee meetings and Mr. Turbidy who was appointed to the Board in December 2005.
     The following table provides membership information for each committee of the board during the fiscal year 2005. As a result of Mr. Nelson’s retirement, Mr. Turbidy has been appointed to be a member of the Audit and Compensation Committees.

Corporate
Name	Audit	Governance	Compensation	Executive
Frank M. Brown	X		X
William T. Donovan	X*	X		X
James K.B. Nelson (Retired)	X		X
Thomas P. Richards				X
Robert E. Rose		X	X*
Steven A. Webster				X
William R. Ziegler	X	X*		X*

*	Committee Chairman
     Audit Committee. The Audit Committee is currently composed of Messrs. Brown, Donovan, Turbidy and Ziegler. During 2005, the Audit Committee met twelve times plus one chairman only meeting. The Audit Committee assists the Board in fulfilling its oversight responsibilities for our financial, accounting and reporting processes, our system of internal controls and our compliance with related legal and regulatory requirements. The Audit Committee is responsible for the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the registered public accounting firm’s audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with our independent registered public accounting firm the adequacy of our internal controls, and reviewing with the independent registered public accounting firm our application of accounting principles. See “Audit Committee Report” contained in this proxy statement. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the “SEC”) for audit committee membership and is an “independent director” within the meaning of applicable AMEX listing standards. Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows. The Board of Directors has further determined that Mr. Donovan is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the AMEX. A copy of the Audit Committee charter, which was amended and restated on March 20, 2006, is attached as Appendix A to this Proxy Statement and also can be found by going to the “Investor Relations” page of our website at http://www.gwdrilling.com.

     Compensation Committee. The Compensation Committee is currently composed of Messrs. Brown, Turbidy and Rose. During 2005, the Compensation Committee met five times, plus three chairman only meetings. The Compensation Committee recommends to the Board the compensation for the Company’s officers; administers and makes awards under the Company’s compensation plans; and monitors and makes recommendation with respect to the Company’s various employee benefit plans. Each member of the committee is independent within the meaning of the listing standards of the AMEX.
     Executive Committee. The Executive Committee is currently composed of Messrs. Donovan, Richards, Webster and Ziegler. During 2005, the Executive Committee met four times. The Executive Committee exercises the powers of the Board of Directors when the Board is not in session, except for specific authority retained by the Board. The Board has retained authority relating to, among other things, amendments to the Articles of Incorporation and Bylaws; mergers, consolidations, sales or exchanges involving substantially all of the Company’s assets; declarations of dividends; and issuances of securities.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently composed of Messrs. Donovan, Rose and Ziegler. During 2005, the Corporate Governance and Nominating Committee met six times. Each member of the committee is independent within the meaning of the listing standards of the AMEX. The Corporate Governance and Nominating Committee’s primary purpose is to evaluate candidates for membership on the Board and make recommendations to the Board regarding candidates, make recommendations with respect to the composition of the Board and the committees thereof, review and make recommendations regarding the functioning of the Board as an entity, recommend corporate governance principles applicable to the Company and assist the Board in its reviews of the performance of the Board and each Committee. The Corporate Governance and Nominating Committee operates pursuant to a written charter approved by the Board in March 2006, a copy of which can be found by going to the “Investor Relations” page of our website at http://www.gwdrilling.com. In carrying out its function to recommend candidates for election to the Board, the Corporate Governance and Nominating Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The Corporate Governance and Nominating Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life.
     The Corporate Governance and Nominating Committee methods for identifying candidates for election to the Board (other than candidates proposed by the Company’s shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board; the Company’s executives; individuals personally known to the members of the Board; and other research.
Director Compensation
     Each director who is not an employee of the Company is paid an annual cash retainer of $30,000 plus travel expenses. In addition, the Audit Committee chairman is paid an annual cash fee of $10,000 and the Compensation Committee chairman is paid an annual fee of $5,000. Each director is paid a meeting fee of $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, each non-employee director has the opportunity to enroll in the Company’s health insurance program fully paid for by the electing director.

     The following table reflects the cash compensation for services to the Company for the year ended December 31, 2005:

		Annual	Committee	Board	Annual
		Board	Meetings	Meeting	Chairmanship
	Total	Retainer	Fees	Fees	Retainer
Frank M. Brown	$59,000	$30,000	$17,000	$12,000	$—
William T. Donovan	76,000	30,000	24,000	12,000	10,000
James K.B. Nelson (retired director)	54,500	30,000	14,000	10,500	—
Robert E. Rose	58,500	30,000	13,000	10,500	5,000
Steven A. Webster	42,000	30,000	3,000	9,000	—
William R. Ziegler	61,000	30,000	19,000	12,000	—
     In addition, Mr. Brown exercised options to purchase 75,000 shares of Common Stock for a realized value of $260,220 in 2005. These options were granted to Mr. Brown in 2000. No other cash and/or non-cash awards were given to directors in 2005.
Shareholder Recommendations for Directors
     The Corporate Governance and Nominating Committee does not have a written policy regarding shareholder nominations for directors. In accordance with the Bylaws, any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to the Secretary of the Company. The written notice should contain: the name and address of the shareholder recommending the individual, as well as the individual’s name and address; a description of all arrangements or understandings (if any) between the shareholder and the individual being recommended as a potential director; such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current SEC rules; and an indication of the individual’s willingness to serve as a director of the Company. The Corporate Governance and Nominating Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures.
Minimum Qualifications for Director Nominees and Board Member Attributes
     The Corporate Governance and Nominating Committee has no specific, minimum qualifications for director candidates. To comply with regulatory requirements, a majority of the members of the Board of Directors must qualify as independent members under AMEX requirements and at least one member must be an expert in financial matters. The Corporate Governance and Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.
Director Attendance at Annual Meeting
     The Board’s policy regarding director attendance at the Meeting is that they are encouraged to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2005, all directors attended the annual meeting of shareholders.
Communicating with Board of Directors
     Any shareholder who desires to contact the Board or specific members of the Board may do so by writing to: Board of Directors, Grey Wolf, Inc., 10370 Richmond Avenue, Suite 600, Houston, Texas 77042, Attention Corporate Secretary.

EXECUTIVE OFFICERS
     The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of shareholders. In addition to Mr. Richards, who is listed in the foregoing table, the Company’s executive officers are as follows:

Name	Age	Position with the Company
David W. Wehlmann	47	Executive Vice President, Chief Financial Officer and Secretary
Edward S. Jacob, III	53	Senior Vice President — Operations
Robert J. Proffit	50	Senior Vice President — Human Resources
Kent D. Cauley	35	Vice President and Controller
Donald J. Guedry, Jr.	49	Vice President and Treasurer
     David W. Wehlmann joined the Company in July 1996 as Vice President and Controller. He was promoted to Senior Vice President, Chief Financial Officer and Secretary in February 1998 and Executive Vice President in March 2003. From November 1994 until he joined the Company, Mr. Wehlmann was Vice President and Chief Accounting Officer of EnerVest Management Company, L.C., a privately-held oil and gas property acquisition and management company. Mr. Wehlmann was Controller of Convest Energy Corporation, a publicly traded oil and gas exploration and production company, from April 1991 until November 1994. Mr. Wehlmann is a member of the listed Company Council of the American Stock Exchange and is a certified public accountant.
     Edward S. Jacob, III joined the Company in January 1999 as Vice President—Marketing and was appointed Senior Vice President—Marketing of the Company in November 1999 and Senior Vice President—Operations in February 2002. He served as Vice President—Operations of Bayard Drilling Technologies, Inc. (“Bayard”) from December 1996 until June 1997, at which time he was promoted to Executive Vice President of Bayard and served at this position until January 1999. Prior to December 1996, Mr. Jacob served in various operational and marketing positions with Helmerich & Payne International Drilling for 13 years.
     Robert J. Proffit joined the Company in March 2005 as Vice President — Human Resources. He was promoted to Senior Vice President — Human Resources in February 2006. Prior to joining the Company, he was Vice President — Human Resources for GulfTerra Energy Partners and predecessor companies from June 2000 to September 2004. Mr. Proffit has over twenty-five years of human resources experience in the oil and gas, coal and chemical business.
     Kent D. Cauley joined the Company in March 2000 as Financial Reporting Manager. He was promoted to Assistant Controller in March 2003 and to Vice President and Controller in November 2004. Prior to joining the Company, he was at Ernst and Young, where he most recently served as Audit Manager.
     Donald J. Guedry, Jr. joined the Company in October 1996 as Treasurer. He was promoted to Vice President and Treasurer in November 1997. During the seven years prior to joining the Company, Mr. Guedry served in various treasury management positions for Weatherford Enterra, Inc. and a predecessor company.

OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS
Management
     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by (i) all nominees for election as a director and directors of the Company, (ii) the chief executive officer and each of the other executive officers identified in the summary compensation table, and (iii) all directors and executive officers as a group.

	Shares Beneficially Owned
	at March 29, 2005
	Number(1)		Percent
Thomas P. Richards	496,238	(2)	*%
William R. Ziegler	1,614,616	(3)	0.8%
Frank M. Brown	96,333	(4)	*
William T. Donovan	851,271	(5)	*
Robert E. Rose	188,333	(6)	*
Trevor Turbidy	10,000	(7)	*
Steven A. Webster	2,490,616	(8)	1.3%
David W. Wehlmann	463,667	(9)	*
Edward S. Jacob, III	282,326	(10)	*
Robert J. Proffit	71,584	(11)	*
Kent D. Cauley	66,064	(12)	*
Donald J. Guedry, Jr.	126,380	(13)	*
Directors and Executive Officers as a group (12 persons named above)			3.5%

*	Indicates less than one percent.
(1)	Each person has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise specified.
(2)	Includes 316,278 restricted shares of Common Stock as to which he has sole voting power but no dispositive power, 179,960 shares of Common Stock underlying currently exercisable options.
(3)	Includes 1,371,283 shares of Common Stock owned by Mr. Ziegler, 10,000 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 233,333 shares of Common Stock underlying currently exercisable options.
(4)	Includes 3,000 shares of Common Stock owned by Mr. Brown, 10,000 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 83,333 shares of Common Stock underlying currently exercisable options.
(5)	Includes 317,278 shares of Common Stock owned by Mr. Donovan, 10,000 restricted shares of Common Stock as to which he has sole voting power but no dispositive power, 233,333 shares of Common Stock underlying currently exercisable options, 268,660 shares of Common Stock beneficially owned through Cambridge Associates, L.P., a Wisconsin limited partnership (“Cambridge”), of which Mr. Donovan is a general partner, and 22,000 shares of Common Stock beneficially owned by family members living in the same household. Mr. Donovan disclaims beneficial ownership of 214,056 shares owned by Cambridge and 22,000 shares owned by family members.
(6)	Includes 20,000 shares of Common Stock owned by Mr. Rose, 10,000 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 158,333 shares of Common Stock underlying currently exercisable options.
(7)	Includes 10,000 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

(8)	Includes 2,247,283 shares of Common Stock owned by Mr. Webster, 10,000 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 233,333 shares of Common Stock underlying currently exercisable options.
(9)	Includes 134,043 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 329,624 shares of Common Stock underlying currently exercisable options.
(10)	Includes 104,435 restricted shares of Common Stock as to which he has sole voting power but no dispositive power, 177,784 shares of Common Stock underlying currently exercisable options and 107 shares of Common Stock held in the 401(k) Plan.
(11)	Includes 67,584 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 4,000 shares of common stock underlying currently exercisable options.
(12)	Includes 56,980 restricted shares of Common Stock as to which he has sole voting power but no dispositive power and 9,084 shares of Common Stock underlying currently exercisable options.
(13)	Includes 1,000 shares of Common Stock owned by Mr. Guedry, 54,220 restricted shares of Common Stock as to which he has sole voting power but no dispositive power, 68,904 shares of Common Stock underlying currently exercisable options and 2,256 shares of Common Stock held in the 401(k) Plan.
Certain Shareholders
     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person, other than the Company’s directors, nominees for director and executive officers, who are known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial	at March 29, 2006
Owner, Identity of Group	Number	Percent
FMR Corp.(1)	16,689,761	8.7%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	As reported on Schedule 13G/A dated February 14, 2006

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following tables reflects the compensation for services to the Company for the years ended December 31, 2005, 2004, and 2003 for (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers of the Company, other than the Chief Executive Officer (collectively, the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
				Other	Restricted			All Other
				Annual	Stock			Compen-
		Salary	Bonus	Compensation	Award(s)(1)	Options	LTIP	sation (3)
Name and Principal Position	Year	($)	($)	($)	($)	Awards(2)	Payouts	($)
Thomas P. Richards	2005	500,000	525,000	—	372,960	199,800	—	15,888
Chairman, President and	2004	425,000	275,000	—	—	300,000	—	11,624
Chief Executive Officer	2003	425,000	180,000	—	—	400,000	—	13,126

David W. Wehlmann Executive Vice President,	2005	275,000	214,600	—	80,640	43,300	—	13,543
Chief Financial Officer and	2004	230,000	118,500	—	—	102,020	—	8,284
Secretary	2003	223,750	92,500	—	—	167,800	—	10,028

Edward S. Jacob, III	2005	225,000	116,700	—	52,640	28,300	—	11,163
Senior Vice President —	2004	215,000	66,300	—	—	44,510	—	8,365
Operations	2003	211,875	49,100	—	—	111,600	—	9,441

Robert J. Proffit Senior Vice President — Human Resources	2005	125,000	69,100	—	32,350	20,000	—	374

Kent D. Cauley	2005	130,000	52,100	—	19,600	10,600	—	7,602
Vice President and	2003	100,000	35,300	—	—	4,220	—	4,172
Controller	2003	91,500	9,800	—	—	7,600	—	4,887

(1)	The shares of restricted stock awards are valued based on the closing price of the Common Stock as of the date of grant:

		Value at date
Name	Number of Shares	of grant ($5.60)	Value at 12/31/05
Thomas P. Richards	66,600	$372,960	$514,818
David W. Wehlmann	14,400	80,640	111,312
Edward S. Jacob, III	9,400	52,640	72,662
Robert J. Proffit	5,000	32,350	38,650
Kent D. Cauley	3,500	19,600	27,055
(2)	For purposes of determining compensation costs using the provisions of SFAS No. 123, the fair value of option grants was determined using the Black-Scholes option-valuation model. The key input variables used in valuing the options granted in 2005 were: interest rate based on five-year Treasury Strip; dividend yield; stock price volatility and expected option lives of five years for each year presented. Listed below are the values of the 2005 grants:

Name	Number of Shares	Value
Thomas P. Richards	199,800	$588,391
David W. Wehlmann	43,300	127,514
Edward S. Jacob III	28,300	83,341
Robert J. Proffit	20,000	68,890
Kent D. Cauley	10,600	31,216
(3)	Consists of cash amounts contributed by the Company to match a portion of the executive’s contributions under the 401(k) Plan and group term life insurance provided to employees.

     The Summary Compensation Table does not lend itself to being totaled due to different presentation requirements in the table. Total annual compensation paid to the named executive officers in 2005. Components included in total annual compensation are salary, bonus, restricted stock awards (based on 12/31/05 closing price), Black-Scholes option valuation model for stock options and all other compensation is as follows:

Total Annual
Name	Compensation
Thomas P. Richards	$2,144,097
David W. Wehlmann	741,969
Edward S. Jacob III	508,866
Robert J. Proffit	302,014
Kent D. Cauley	247,973
     The Company offers its employees, including the named executive officers, participation in the Company’s defined contribution plan. The Company does not have a defined benefit plan, non-qualified defined contribution and/or other deferred compensation plans.
Option Grants Table
     Options granted on February 4, 2005 (March 2, 2005 for Mr. Proffit) vest in equal installments of one-fifth on the first through the fifth anniversaries of the date of grant and expire 10 years from the date of grant. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2005.

	Individual Grants
		Percentage
		of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price
	Underlying	Employees			Appreciation for Option
	Options	in	Exercise	Expiration	Terms
	Granted	Fiscal Year	Price	Date	5%	10%
Thomas P. Richards	199,800	42.8%	$5.60	2/04/2015	$703,664	$1,783,159
David W. Wehlmann	43,300	9.3%	5.60	2/04/2015	152,496	386,440
Edward S. Jacob, III	28,300	6.1%	5.60	2/04/2015	99,668	252,570
Robert J. Proffit	20,000	4.3%	6.47	3/02/2015	81,380	206,225
Kent D. Cauley	10,600	2.2%	5.60	2/04/2015	37,332	94,602
Option Exercises and Year-End Option Values
     The following table sets forth information with respect to options exercised by each of the Named Executive Officers during 2005 and the value at December 31, 2005 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock from the date of grant through December 31, 2005 (when the fair market value of Common Stock was $7.73 per share). The actual value realized upon option exercise will depend on the value of the Common Stock at the time of exercise.

			Number of Unexercised		Value of Unexercised In-the-
	Shares	Value	Options Held at Year End		Money Options at Year End
	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas P. Richards	1,160,000	$4,596,605	0	939,800	$0	$3,266,574
David W. Wehlmann	87,524	250,855	212,200	319,396	793,247	1,198,339
Edward S. Jacob, III	68,640	306,028	94,902	208,868	229,366	788,806
Robert J. Proffit	0	0	0	20,000	0	25,200
Kent D. Cauley	3,484	50,689	0	26,736	0	89,785

Employment Agreements
     In November 2001, the Company entered into amended and restated employment agreements with Messrs. Richards, Wehlmann and Jacob by which each would receive (i) an annual salary of $425,000, $200,000, and $178,000 and (ii) a bonus at the sole discretion of the Board of Directors. In December 2005, the Company entered into an employment agreement with Mr. Proffit by which he would receive (1) an annual salary of $150,000 and (ii) a bonus at the sole discretion of the Board of Directors. Messrs. Richards, Wehlmann, Jacobs and Proffit’s salaries changed to $575,000, $312,000 and $255,000, and $185,000, respectively, in January 2006. The above mentioned contracts expire on December 31, 2006 (in the case of Messrs. Proffit and Richards, December 31, 2007). The term shall be automatically extended annually, unless and until at least 90 days prior to the renewal date either party gives notice not to further extend. Pursuant to the employment agreements, in the event a termination occurs within one year (two years in the case of Mr. Richards) of a “Change in Control” (as defined), each executive shall be paid three times (three and three quarters times in the case of Mr. Richards) the sum of: (a) the annual salary of such executive in effect on the date of termination, plus (b) a bonus equal to fifty percent (one-hundred percent in the case of Mr. Richards) of such annual salary. As such, Messrs Richards, Wehlmann, Jacob and Proffit would receive $4,312,400, $1,404,000, $1,147,500 and $832,500, respectively. In the event a termination occurs at any time other than within one year (two years in the case of Mr. Richards) of the “Change in Control,” an amount equal to the sum of: (a) the annual salary (three times the annual salary in the case of Mr. Richards), plus (b) an annual bonus equal to fifty percent (three times one-hundred percent in the case of Mr. Richards) of such annual salary. As such, Messrs. Richards, Wehlmann, Jacob and Proffit would receive $3,450,000, $468,000, $382,500 and $277,500, respectively.
     In November 2001, the Company established an Executive Severance Plan (the “Plan”). The purpose of this Plan is to provide the executive officers of the Company, including Mr. Cauley, and its subsidiaries who have not entered into employment agreements with the Company economic protection in the event of termination of employment under circumstances provided for in the Plan within twelve months after a “Change in Control” (as defined). Pursuant to the terms of the Plan, a participant shall receive a severance payment equal to one and one half times the sum of: (a) the participant’s annual salary, plus (b) a bonus equal to thirty percent of such annual salary. As such, Mr. Cauley would receive $292,500.
Equity Compensation Plans
     Under the Company’s 2003 Incentive Plan (the “2003 Incentive Plan”), options to acquire shares of Common Stock may be granted to directors, executive officers and other employees. Options to acquire shares of Common Stock have been granted under the 1982 Stock Option and Long-Term Incentive Plan for Key Employees (the “1982 Employee Plan”) and the 1996 Employee Stock Option Plan (the “1996 Employee Plan”). The Board of Directors suspended the 1982 Employee Plan in March 1999 and, as a result of shareholder approval of the 2003 Incentive Plan in May 2003, no further grants or awards shall be made under the 1996 Employee Plan. The outstanding options previously granted or awarded shall continue to be exercisable subject to the terms and conditions of such grants or awards. The following table summarizes our equity compensation plans as of December 31, 2005 with respect to shares of Common Stock that may be issued under the 1982 Employee Plan, 1996 Employee Plan and the 2003 Incentive Plan and other equity compensation plans.

			Weighted average	Number of securities remaining
	Number of securities to		exercise	available for future issuance
	be issued upon exercise		price of outstanding	under equity compensation plans
	of outstanding options,		options, warrants	(excluding securities reflected
	warrants and rights		and rights	in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,402,200		$4.061	5,769,221
Equity compensation plans not approved by security holders	850,500	(1)	2.884	0

Total	4,252,700		$3.826	5,769,221

(1)	Reflects options granted to non-employee Board members. These options have an exercise price equal to the fair market value of the Common Stock on the date of grant, expire 10 years from the date of grant.

CERTAIN TRANSACTIONS
     In 2005, the Company performed contract drilling services for Brigham Exploration Company, Carrizo Oil & Gas, Inc., Goodrich Petroleum and Laramie Energy, LLC companies of which Mr. Webster serves on the board of directors. Total revenue recognized by the Company from these companies during 2005 was approximately $18.2 million.
COMPENSATION COMMITTEE REPORT
To Our Shareholders
     The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of three independent, non-employee directors who have no “interlocking” relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company’s strategic business objectives and values. The duties of the Compensation Committee include:
•	reviewing and approving the design of executive compensation programs and all salary arrangements that Company executives receive;

•	assessing the effectiveness of the programs in light of the compensation philosophy; and

•	reviewing executive performance.
Compensation Philosophy
     The Compensation Committee adheres to an executive compensation philosophy that supports the Company’s strategic goals to:
•	increase shareholder value;

•	strengthen the balance sheet; and

•	be the leading value-added provider of products and services within the markets that it operates.
     The Compensation Committee’s philosophy for executive compensation is designed to attract, motivate and retain executives who have the skill, training and dedication to help the Company implement its strategy and achieve its goals. The Compensation Committee’s philosophy:
•	emphasizes at-risk compensation, while balancing short-term and long-term compensation to support the Company’s business and financial strategic goals;

•	reflects positive, as well as negative, Company and individual performance in pay;

•	encourages equity-based compensation to reinforce management’s focus on increasing shareholder value; and

•	provides competitive pay opportunities.
     Company executives participate in a comprehensive compensation program that is built around this four-pronged philosophy. The key components of this program include base salary, short-term incentive pay and long-term stock based incentives.
     Each of these components is reviewed by the Compensation Committee. To ensure that the compensation of the Company’s executives is comparable to market practices, the Compensation Committee collects competitive market data annually from multiple external sources on comparable drilling companies. This market information is used for assessing all components of an executive’s compensation. The Compensation Committee believes that, taken as a whole, the Company’s executive compensation program is competitive within its industry.

Base Salary
     Generally, salaries reflect an individual’s level of responsibility, prior experience, breadth of knowledge, personal contributions to the Company (past and future), position within the Company’s executive structure, and market pay practices. The Compensation Committee annually reviews the base salaries of key executive officers and determines whether salaries should be adjusted. Overall, salaries are targeted at the median of the market practice, with annual adjustments based primarily upon individual and Company financial performance. When making annual adjustments, a qualitative assessment of individual performance is conducted, which considers many factors including both past and present contributions. The factors used in making this evaluation may vary by position.
     In recognition of Mr. Richard’s guidance and contribution to the Company, the Board of Directors, upon the recommendation of the Compensation Committee, authorized the Company to enter into a new employment agreement with Mr. Richards in November 2001. Under the terms of that agreement, effective January 1, 2002, Mr. Richards received an increase in his annual base salary to $425,000. Mr. Richard’s annual salary as of January 1, 2005 was $500,000. Effective January 1, 2006, Mr. Richards’ annual salary increased to $575,000. In addition, as discussed below, Mr. Richards received options to purchase Common Stock and was awarded restricted shares of Common Stock. A significant portion of Mr. Richard’s total compensation package is in the form of stock options and restricted stock awards.
Short-Term Incentive
     To support the short-term incentive component of the compensation program, the Compensation Committee has established a short-term incentive plan under which our executive officers may be paid cash bonuses based on their performance during the preceding calendar year. Although the payment of cash bonuses to executive officers for 2005 is discretionary on the part of the Compensation Committee, the Compensation Committee has adopted guidelines to assist in its deliberations that are described below.
     For 2005, each of our executive officers may earn a cash bonus that can range from zero to 150% of a “target bonus amount” set for each officer. The target bonus amount for each officer is expressed as a percentage of the individual officer’s salary for 2005. The target bonus amount for our four most highly compensated executive officers and our Chief Executive Officer ranges from 30% to 75% of the individual officer’s 2005 salary. The actual bonuses to be awarded under the short-term incentive plan are expected to depend substantially on the level of achievement attained towards predetermined performance goals that have been assigned relative weights by the Compensation Committee.
     Three principal components were considered in determining the actual amount of an individual officer’s cash bonus for 2005. The first is the level of achievement of the Company as a whole towards several company-wide performance and/or financial goals. The Compensation Committee had established three company-wide performance measures for 2005. The first of these is the Company’s safety record as measured by safety criteria that are commonly used in the land drilling industry. The second is the Company’s actual earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) in 2005 as compared to the Company’s target EBITDA for 2005. The final company-wide performance measure is based on the Company’s stock price performance during 2005 as compared to the stock prices of a peer group of drilling companies consisting of Nabors Industries, Ltd., Patterson-UTI Energy, Inc., Pioneer Drilling Company, Unit Corp. and Helmerich & Payne, Inc. The percentage of the officer’s overall bonus eligibility that is attributable to each of these company-wide performance goals is weighted based on the level of achievement attained by the company under each performance goal.
     The second component is the level of an officer’s achievement towards attaining multiple operating performance and/or financial goals that are more directly linked to the scope of the officer’ own job responsibilities within the company. Like the company-wide performance goals discussed above, individual performance goals are weighted based on the level of achievement attained by the individual officer towards each performance goal.
     The weighting of each company-wide and individual performance goal is initially set as a percentage component of the officer’s target bonus based on the assumption that all performance goals are achieved but are not significantly exceeded. We refer to this as “target weighting” of each performance goal. However, the target weighting of any performance goal used in determining an officer’s bonus will change if actual results in 2005 represent either underachievement or overachievement relative to the performance goal. In this regard, there is a minimum threshold level of achievement for each company-wide and individual performance goal. If the minimum threshold of achievement is not met with respect to any performance goal, the target weighting of the performance factor will be reduced to zero percent and the officer’s bonus will not include any payment attributable to that performance goal. Assuming that a minimum threshold performance is reached for a performance goal, the target weighting of a performance goal can be decreased by up to 50% for underachievement relative to the performance goal and increased by up to 50% for overachievement. As a result, an individual officer could earn a bonus of from zero to 150% of his target bonus amount.
     The target weighting of each of the three company-wide performance goals described is 16.67%, for an aggregate of 50%. Depending upon the nature of the officer’s job responsibilities, the target weights of each of the various individual performance goals applicable to an executive officer range from 3% to 15%, for an aggregate 30%.
     The final component of an executive officer’s bonus can be up to 20% of the officers target bonus amount. This portion of an executive officer’s bonus was awarded at the discretion of the Compensation Committee taking into consideration such factors they considered relevant.
     During 2005, our short-term incentive plan and company-wide and individual performance goals then in effect were as described above. Based on these criteria, the following bonuses were awarded and paid to the Named Executive Officers for their fiscal 2005 performance: Mr. Richards at $525,000, Mr. Wehlmann $214,600, Mr. Jacob $116,700, Mr. Proffit $69,100 and Mr. Cauley $52,100.
Long-Term Incentives
     The 2003 Incentive Plan allows the Company to grant stock options, restricted stock and other forms of incentive compensation and provides executives with equity-based opportunities to earn additional compensation based upon Company and stock performance over the mid- to long-term. Use of such incentives focuses management on the long-term interest of shareholders. The Compensation Committee considers multiple factors when determining award sizes.
     Stock options are granted to executives to provide an equity-based incentive component to their compensation. Under the 2003 Incentive Plan, stock options are granted at exercise prices equal to fair market value of the underlying Common Stock on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This reflects the Company’s focus on increasing shareholder value. Historically, the Company’s equity-based incentive compensation has consisted solely of stock options. In connection with the Compensation Committee’s review of the components of long-term incentive, in February 2005, the Compensation Committee expanded the equity-based incentive compensation to include, and granted shares of, restricted stock to the Named Executive Officers. Both stock options and shares of restricted stock provide an opportunity to attract, motivate and retain high quality employees and executive officers while promoting the success of the Company’s business.
     During the fiscal year 2005, the Company granted Mr. Richards options to acquire 199,800 shares of Common Stock at an exercise price of $5.60 per share. In addition, the Company granted other Named Executive Officers options to acquire 102,200 shares of Common Stock at an exercise price of $5.60 per share. The exercise price for these options was equal to the fair market value of the underlying Common Stock on the date of grant, and reflect the Compensation Committee’s continued focus on the “at risk” component of Mr. Richards’ and other Named Executive Officers’ total compensation. Also in fiscal year 2005, the Company granted Mr. Richards 66,600 shares of restricted stock and 32,300 shares to other Named Executive Officers. These shares vest in 25% increments beginning the second anniversary date of the grant. In fiscal year 2004, the Company granted Mr. Richards and the other Named Executive Officers options to purchase 300,000 and 150,750 shares of Common Stock, respectively. No restricted stock was issued to company executives in fiscal year 2004.
Conclusion
     The Compensation Committee believes the executive compensation philosophy and programs effectively serve the interests of shareholders and the Company. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future success, thereby enhancing the value of the Company for the shareholders’ benefit.
     The Compensation Committee will continue to monitor the effectiveness of the Company’s compensation programs to meet the needs of the Company.
Compensation Committee:
          Frank M. Brown
          Robert E. Rose
          Trevor Turbidy
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and shareholders who own more than 10% of the outstanding shares of Common Stock, to file reports of stock ownership and changes in ownership with the SEC and the AMEX and to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of the Section 16(a) reports furnished to the Company, or written representations that no reports were required, it believes that during fiscal year 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.
STOCK PERFORMANCE GRAPH
     The following graph compares the cumulative total shareholder returns on the Common Stock, the AMEX market value index and a Peer Group Index. The graph assumes that $100 was invested on December 31, 2000, in the Common Stock and in each index and that any cash dividends are reinvested. The Company has not declared any dividends during the period covered by this graph.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG GREY WOLF, INC., THE AMEX MARKET VALUE INDEX AND A PEER GROUP

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Grey Wolf, Inc.	$100.00	50.55	67.91	63.66	89.70	131.57
AMEX Market Value	$100.00	119.14	132.57	176.02	214.97	319.96
Peer Group (1)	$100.00	64.15	71.90	80.89	101.35	148.43

(1)	Consists of Nabors Industries, Inc., Parker Drilling Company, Helmerich & Payne, Precision Drilling Corporation and Patterson UTI Energy, Inc. All of the members of the Peer Group are providers of contract oil and gas land drilling services.
     This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.
     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.
AUDIT COMMITTEE REPORT
To Our Shareholders
     The Audit Committee of the Board of Directors (the “Committee”) exists to provide an independent, objective oversight of the Company’s accounting functions and internal controls. Under the rules of the AMEX, all of the members of the Committee are independent. The Committee operates under a written charter originally adopted by the Board of Directors on May 9, 2000 that was last revised and approved by the Board on March 20, 2006. The Committee charter complies with all current regulatory requirements. A copy of the amended and restated charter is attached to this proxy statement as Appendix A.
     The Committee has reviewed and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm on the audited financial statements for fiscal year 2005. The Committee reviewed with the independent registered public accounting firm who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to quality, not just the acceptability, of the Company’s accounting functions and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Committee has received a written statement from KPMG LLP describing all relationships between the independent registered public accounting firm and the Company that may impact its objectivity and independence as required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and any relationships that may impair its independence and satisfied itself as to their independence.
     The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to accountant independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

          Based on the Committee’s review of the audited financial statements and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.
Audit Committee:
          Frank M. Brown
          William T. Donovan
          Trevor Turbidy
          William R. Ziegler
INDEPENDENT AUDITORS
          KPMG LLP has served as the independent registered public accounting firm of the Company since October 1996. Upon the recommendation of the Audit Committee, the Board of Directors has approved the selection of KPMG LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2006. It is not proposed that any formal action be taken at the Meeting with respect to the continued employment of KPMG LLP, inasmuch as no such action is legally required. Representatives of KPMG LLP plan to attend the Meeting and will be available to answer questions, and will have an opportunity to make a statement if they so desire, although it is not expected that any statement will be made.
          The following table sets forth the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services performed by KPMG LLP during those periods:

	2005	2004(4)
Audit Fees(1)	$759,670	$1,091,806
Audit-Related Fees (2)	36,000	45,169
Tax Fees (3)	55,235	245,271
All Other Fees	—	—

Total	$850,905	$1,382,246

(1)	For 2005 and 2004, the audit fees include $467,000 and $583,587, respectively, for Sarbanes Oxley related work.

(2)	Audit related fees consist of an audit of the financial statements of the 401(k) plan. In 2004, there was $12,869 paid for Sarbanes Oxley related work.

(3)	For 2005, the tax fees consist of $53,880 for tax compliance, and $1,355 for tax consulting. In 2004, tax fees consisted of $64,250 for tax compliance, $20,000 for tax consulting and $161,021 for tax consulting fees relating to sales and use tax refunds.

(4)	The 2004 audit fees have been adjusted to include the fees expected to be billed for the audit of the Company’s financial statements for the most recently completed fiscal year and the review of financial statements for any interim period within that year.
The Company did not engage KPMG LLP to provide services related to information systems design and implementation.
Pre-Approval of Services by the Independent Auditor
     The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor, KPMG LLP. The Audit Committee will, on an annual basis, consider and approve the provision of audit and, if appropriate, non-audit services by KPMG LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by KPMG LLP.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
     The Board has adopted Corporate Governance Guidelines and a Code of Ethics applicable to the Chief Executive Officer and other senior officers, including, among others, chief financial officer and controller. Copies of the Company’s Corporate Governance Guidelines and Code of Ethics are available on the “Governance” page of the Company’s website located at http://www.gwdrilling.com. The Company will provide copies of these codes in print, free of charge, to shareholders who request them. Any waiver of these codes with respect to executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to shareholders on the Company’s website, as will any amendments to these codes. No such waivers were granted in 2005.
DISTRIBUTION OF ANNUAL REPORTS TO SHAREHOLDERS
     The annual report to shareholders covering the fiscal year ended December 31, 2005, has been mailed to each shareholder entitled to vote at the Meeting.
PROCEDURES FOR SUBMITTING SHAREHOLDER PROPOSALS
     Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company’s 2007 annual meeting of shareholders is required to submit such proposals to the Company on or before December 1, 2006.
     The Bylaws contain a procedure for stockholder nomination of directors. The Bylaws provide that any record owner of stock entitled to vote in the election of directors may nominate a person for election as a director at a shareholder meeting only if written notice is given of the intent to make such nomination. The notice must be given, with respect to an annual meeting, not less than 60 nor more than 120 days prior to the anniversary date of the mailing to shareholders of the notice of the meeting for the immediately proceeding annual meeting (unless the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting). Each notice must include: (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the proposed nominee, (iv) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder including any plans or proposals pertaining to the Company, its business or management, (v) all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and (vi) the written consent of the proposed nominee to serve as a director of the Company if so elected. Any such notice shall also set forth (i) the name and address of the shareholder, (ii) a representation that the shareholders is a holder of record of shares of the Company’s capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice and (iii) the class and number of shares of the Company’s capital stock which are beneficially owned by the shareholder and also which are owned of record by such shareholder.
     Shareholders that intend to present a proposal that will not be included in the proxy statement for the Company’s 2007 annual meeting must give written notice of a shareholder’s intent to submit such a proposal on or after December 3, 2006 but not later than February 2, 2007. The notice submitted by a shareholder should include a statement that the proponent intends to solicit the necessary percentage of shareholder votes to carry the proposal supported by evidence that the stated percentage will actually be solicited.

COST OF SOLICITING PROXIES
     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of Common Stock.

By Order of the Board of Directors,

DAVID W. WEHLMANN,
Secretary

March 31, 2006

APPENDIX A
GREY WOLF, INC.
Amended and Restated Charter
Of the
Audit Committee
Of The
Board of Directors
(As amended March 20, 2006)
I. Purpose
     The Audit Committee is a standing committee of the Board of Directors (the “Board”) of Grey Wolf, Inc., a Texas corporation (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:
•	Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

•	Reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally;

•	Overseeing the Company’s compliance with applicable legal and regulatory requirements;

•	Evaluating the independence and qualifications of the Company’s independent registered public accounting firm;

•	Reviewing the audit efforts of the Company’s independent registered public accounting firm; and

•	Facilitating an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board.
     Although the Audit Committee has the responsibilities and powers set forth in this Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting policies and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s financial statements and expressing an opinion on the conformity of the financial statements with U. S. generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or management.
     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.
II. Composition
     The Audit Committee shall be comprised of a minimum of three directors. Each member shall meet the independence and experience requirements of the Securities and Exchange Commission (the “SEC”) and the American Stock Exchange (as may be modified or supplemented). In addition, each member will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
     A director who is not independent under the rules and regulations of the American Stock Exchange and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A director appointed to the Audit Committee pursuant to this exception may not serve on the Audit Committee for more than two (2) years and may not serve as the chair of the Audit Committee.
     All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement at the time of their appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. One member of the Audit Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the SEC and the American Stock Exchange (as may be modified or supplemented).
     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Audit Committee for a term coinciding with their staggered Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself elect a Chair.

III. Meetings
     The Audit Committee shall meet to review and approve each quarterly earnings release, to review and approve each annual report on Form 10-K and each quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission, to review and approve the annual financial results of the Corporation prior to release, to review and approve the scope of the annual audit to be performed by the Corporation’s independent registered public accounting firm and at other times as circumstances dictate.
     As part of its job to foster open communication, the Audit Committee should meet regularly with management and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee and each of these groups believe should be discussed privately.
IV. Responsibilities and Duties
To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
•	Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Audit Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the SEC.

•	Review and discuss with financial management and the independent registered public accounting firm the Company’s audited financial statements included in the annual report on Form 10-K, including the disclosures under the management discussion and analysis portion thereof, changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies, and significant estimates and judgments made in connection with the preparation of such audited financial statements.

•	Review any other reports or other financial information filed or furnished to any governmental body, including any certification, report, opinion, or review rendered by the independent registered public accounting firm.

•	In consultation with management and the independent registered public accounting firm, consider (i) the integrity of the Company’s disclosure controls and procedures and (ii) the quality and adequacy of the system of internal controls that could significantly affect the Company’s financial statements. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee should also review significant findings of the independent registered public accounting firm related to the system of internal controls, with management’s responses, the status of management’s responses to previous recommendations from the independent registered public accounting firm and the status of any previous instructions to management from the Audit Committee.

•	Review disclosures made by the Company’s chief executive officer and chief financial officer during their certification process for the annual and quarterly financial statements regarding any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls.

•	Review with management and the independent registered public accounting firm any fraud discovered by the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s system of internal controls.

•	Review and discuss with financial management and the independent registered public accounting firm the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing with the SEC or distribution to persons outside of the Company. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent registered public accounting firm in accordance with SAS 61 (see item 10).

•	Review with independent registered public accounting firm the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.
Ethical and Legal Compliance
•	Maintain and review procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or other corporate or employee activities.

•	Annually discuss with the independent registered public accounting firm whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

•	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
Other Matters
•	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

•	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

•	Review financial and accounting personnel succession planning with the Company. Ensure that none of the individuals serving in the positions of chief executive officer, chief financial officer, controller, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the independent registered public accounting firm during the one-year period preceding the date of initiation of any audit being performed by the independent registered public accounting firm.

•	Annually review policies and procedures as well as audit results associated with directors’ and officers expense accounts and perquisites. Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

•	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

•	The Audit Committee shall have the resources and authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Audit Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from any outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee may also conduct or authorize investigations into or studies of matters within the Audit Committee’s scope of responsibilities.
V.	Independent Registered Public Accounting Firm
•	The Audit Committee has the sole authority to appoint, retain and terminate the Corporation’s independent registered public accounting firm and to review and approve all audit engagement fees and terms, and pre-approve the nature, extent, and cost of all non-audit services provided by independent registered public accounting firm in accordance with the relevant law. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of pre-approval of non-audit services.

•	On an annual basis, the Audit Committee should review and discuss with the independent registered public accounting firm all significant relationships they have with the Company that could impair their independence.

•	Review the independent registered public accounting firm audit plan — discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

•	Prior to releasing the year-end earnings, discuss the results of the audit with the independent registered public accounting firm. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

•	Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Discuss with management and the independent registered public accounting firm the quality and adequacy of the Company’s disclosure controls and procedures, and review disclosures made by the Company’s principal executive officer and principal financial officer in the Company’s periodic reports filed with the SEC regarding compliance with their certification obligations.

•	Annually consult with the independent registered public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

•	In consultation with the independent registered public accounting firm, review the integrity of the Company’s financial reporting process, both internal and external.

•	Monitor rotation of the audit partner, such that neither the lead audit partner, nor the audit partner responsible for reviewing the Company’s audit, has performed audit services for the Company in each of the Company’s five previous years.

ANNUAL MEETING OF SHAREHOLDERS OF
GREY WOLF, INC.
May 16, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☑

1.	Election of Class l Nominees:				2.
As such proxies may in their discretion determine upon such other matters (including procedural and other matters relating to the conduct of the meeting), as may properly be presented to the annual meeting and any adjournments or postponements thereof.

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Frank M. Brown
		¡	William T. Donovan
☐	WITHHOLD AUTHORITY	¡	Thomas P. Richards
FOR ALL NOMINEES
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY	PROXY
GREY WOLF, INC.
PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 16, 2006
      The undersigned shareholder of Grey Wolf, Inc., a Texas corporation (the "Company"), hereby appoints Thomas P. Richards, David W. Wehlmann, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all of the shares of common stock, par value $.10 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Marriott Houston Westchase, 2900 Briarpark Drive, Houston, Texas 77042 on May 16, 2006 at 9:00 a.m., Houston time, and at any adjournments thereof.
The board of directors recommends that the shareholders vote FOR the election of the Class I nominees as set forth on the reverse as director nominees.

This proxy is to be voted as directed. In the absence of specific direction, this proxy will be voted FOR the election of Frank M. Brown, William T. Donovan and Thomas P. Richards as Class l directors.
IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

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